EXHIBIT 1.1


                            SHARE EXCHANGE AGREEMENT

      THIS SHARE EXCHANGE AGREEMENT (this "Agreement") is made and entered into as of the 1st day of October, 2007, by and among GreenMan Technologies, Inc., a Delaware corporation (the "Buyer"), Welch Products, Inc., an Iowa corporation (the "Company"), and the shareholders of the Company (each individually, a "Seller" and collectively, the "Sellers") who are parties hereto and listed on Exhibit A to this Agreement.

       WHEREAS, the Sellers collectively own 11,738,631 shares of the Voting Common Stock, Type A, without par value, of the Company (collectively, the "Welch Shares"), and each Seller owns such number of Welch Shares as is set forth opposite such Seller's name on Exhibit A;

       WHEREAS, the Welch Shares owned by the Sellers constitute, in the aggregate, not less than 90% of the total issued and outstanding capital stock of the Company as of the date of this Agreement; and

       WHEREAS, the Buyer wishes to buy, and the Sellers wish to sell, all of the Welch Shares, pursuant to the terms and conditions of this Agreement, in a transaction intended to qualify as a reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code");

      NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements and provisions set forth in this Agreement, the parties hereto agree as follows:

                                    ARTICLE I

                               EXCHANGE OF SHARES

      Section 1.1 Purchase and Sale of Welch Shares; Consideration. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from each Seller, and each Seller agrees to sell to the Buyer, all of his Welch Shares. In consideration of the purchase of the Welch Shares from Sellers, Buyer agrees to issue to each Seller 0.6815105 shares of the Buyer's common stock, par value $0.01 per share (the "GreenMan Shares"). Such GreenMan Shares shall be issued in such amounts, and shall be registered in such names, as are set forth opposite such Seller's name on Exhibit A. After the date of this Agreement, but prior to the Closing (as such term is defined in Section 1.2), additional shareholders of the Company may execute this Agreement and become parties here to "Sellers." Upon the execution of this Agreement by such any additional shareholder, Exhibit A shall be amended accordingly. In no event, however, shall the Buyer be required to issue more than an aggregate of 8,000,000 GreenMan Shares in connection with the transactions contemplated by this Agreement.

      Section 1.2 Closing. The closing of the purchase and sale of the Welch Shares (the "Closing") shall take place at the offices of Dreher, Simpson and Jensen, P.C., the Company's legal counsel, at 2:00 p. m. on October 1, 2007 (the "Closing Date"), or at another mutually agreed upon time, date and location.
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      Section 1.3 Closing Deliveries.

            (a) Buyer's Closing Deliveries. At the Closing:

                  (i) The Buyer shall issue and deliver to the transfer agent for the Buyer's Common Stock irrevocable instructions to issue to the Sellers the number of GreenMan Shares specified on Exhibit A, to be registered in the names of the respective Sellers, which shall represent ninety percent (90.0%) of the GreenMan Shares issuable to each Seller pursuant to Section 1.1.

                  (ii) The Buyer shall issue and deliver to the transfer agent for the Buyer's Common Stock irrevocable instructions to issue to Dreher, Simpson and Jensen, P.C. (the "Escrow Agent") a certificate representing 800,000 GreenMan Shares (the "Escrow Shares"), which shall represent ten percent (10.0%) of the GreenMan Shares issuable to each Seller pursuant to
      Section 1.1. The Escrow Shares shall be registered in the name of the Escrow Agent, and shall be held by the Escrow Agent in escrow pursuant to an escrow agreement, in substantially the form attached as Exhibit B to this Agreement (the "Escrow Agreement") to satisfy the indemnification obligations of the Sellers pursuant to Article VI of this Agreement.

                  (iii) The Buyer shall execute and deliver a consulting agreement with Bruce A. Boland, in substantially the form attached as Exhibit C to this Agreement (the "Boland Agreement").

                  (iv) The Buyer shall execute and deliver a consulting agreement with John W. Brown, in substantially the form attached as Exhibit D to this Agreement (the "Brown Agreement").

                  (v) The Buyer and Laurus Master Fund Ltd. ("Laurus") shall execute and deliver an agreement, in substantially the form attached as Exhibit E to this Agreement (the "Laurus Agreement").

                  (vi) The Buyer shall execute and deliver the Escrow Agreement.

                  (vii) The Buyer shall execute and deliver to the Sellers such other certificates and documents as may be called for under this Agreement or as the Sellers shall reasonably request.

            (b) Sellers' Closing Deliveries. At the Closing:

                  (i) Each Seller shall deliver to the Buyer stock certificates representing all of his Shares, endorsed in blank or accompanied by duly executed stock powers and assignment documents and accompanied by a written certification of such Seller's social security or federal taxpayer identification number.


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                  (ii) The Company, each Seller and the Escrow Agent shall
      execute and deliver the Escrow Agreement.

                  (iii) Bruce A. Boland shall execute and deliver the Boland Agreement.

                  (iv) John W. Brown shall execute and deliver the Brown Agreement.

                  (v) The Sellers shall execute and deliver the Laurus
      Agreement.

                  (vi) The Company shall deliver to the Buyer the resignations of all directors and officers of the Company, effective as of or prior to the Closing Date.

                  (vii) The Company shall deliver to the Buyer a certificate of good standing of the Company issued on or as soon as practicable before the Closing Date by the Secretary of State (or comparable officer) of the State of Iowa and of each other jurisdiction in which the Company is qualified to do business.

                  (viii) The Company shall deliver to the Buyer all consents of all other third parties necessary to permit the Sellers consummate the transactions contemplated by this Agreement.

                  (ix) The Company shall deliver to the Buyer such evidence as shall be reasonably requested by the Buyer of the termination of all Options (as such term is defined in Section 2.2(b), including without limitation all Options granted to the Company's employees under any stock option or equity incentive plan.

                  (x) The Company shall deliver to the Buyer such evidence as shall be reasonably requested by the Buyer of the termination of the Voting Trust Agreement dated as of August 7, 2001 among First Continental Industries, LLC, as trustee, and certain shareholders of the Company (the "Voting Trust").

                  (xi) The Sellers and the Company shall execute and deliver to the Buyer such other certificates and documents as may be called for under this Agreement or as the Buyer shall reasonably request.

       Section 1.4Effectiveness of Agreement. Notwithstanding the execution of this Agreement by any party or parties, this Agreement shall have no force or effect unless and until it is executed by (a) the holders of not less than 90% of the total issued and outstanding capital stock of the Company, (b) the Company and (c) the Buyer. If this Agreement is not executed by the holders of not less than 90% of the total issued and outstanding capital stock of the Company on or before 5:00 p.m. Central Daylight Time on October 1, 2007, then the Buyer may, by written notice to the Company, declare this Agreement to be null and void. Upon the giving of such notice, the Buyer shall have no further obligations hereunder.


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

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

      2.1 Representations and Warranties of the Sellers. Each Seller represents and warrants to the Buyer, severally and not jointly, that:

            (a) Authority. The Seller has the full right, power, capacity and authority to execute, deliver and perform this Agreement (and the other agreements, documents and certificates executed and delivered by the Seller pursuant to this Agreement (together, the "Seller Documents") and to consummate the transactions contemplated hereby and thereby. This Agreement and the Seller Documents constitute the valid and binding obligations of the Seller, enforceable against the Seller in accordance with the terms hereof and thereof. Neither the execution, delivery and performance of this Agreement or of the Seller Documents, nor the consummation of the transactions contemplated hereby and thereby will (i) conflict with or result in a violation, breach, termination or acceleration of, or default under (or would result in a violation, breach, termination, acceleration or default with the giving of notice or passage of time, or both) any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Seller is a party or by which the Seller, or any of his properties or assets, may be bound or affected; (ii) result in the violation of any order, writ, injunction, decree, statute, rule or regulation applicable to the Seller or his properties or assets; or (iii) result in the imposition or creation of any Lien (as defined in Section 2.2(d) below) upon or with respect to the Welch Shares. No consent or approval by, or notification to or filing with, any court, governmental authority or third party is required in connection with the execution, delivery and performance of this Agreement or the Seller Documents by the Seller.

            (b) Welch Shares. The Seller holds of record and owns beneficially the number of Welch Shares set forth next to his name on Exhibit A to this Agreement, free and clear of any restrictions on transfer (other than restrictions on transfer imposed by federal or state securities laws), taxes, Liens, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement). The Seller is not a party to any voting trust (except the Voting Trust to be terminated pursuant to Section 1.3(b)(x)), proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

            (c) Investment Intent. The Seller is acquiring the GreenMan Shares for investment for his own account and not for the account of any other person), and not with an immediate intent toward resale or other distribution thereof. The Seller understands that the GreenMan Shares have not been and (except as contemplated by this Agreement) will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws and, therefore, cannot be resold unless they are subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available. The Seller acknowledges and agrees to the


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

trading restrictions imposed by Section 4.6 of this Agreement. The Seller further understands and agrees that, until so registered or transferred pursuant to the provisions of Rule 144 under the Securities Act, all certificates evidencing any of the GreenMan Shares, whether upon initial issuance or upon any transfer thereof, shall bear legends, prominently stamped or printed thereon, reading substantially as follows:

      The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and may not be sold, transferred or assigned unless registered under the Act or an opinion of counsel, satisfactory to the corporation, is obtained to the effect that such sale, transfer or assignment is exempt from the registration requirements of the Securities Act.

      The shares represented by this certificate may not be sold or otherwise transferred except pursuant to a Share Exchange Agreement dated October 1, 2007, by which the registered holder of this certificate is bound.

            (d) Disclosures. The Seller acknowledges that, during the course of this transaction and prior to the acquisition of the GreenMan Shares, the Buyer has furnished to the Seller, and the Seller has had the opportunity to read, (i) the Buyer's Annual Report to Shareholders for the fiscal year ended September 30, 2006, (ii) the Annual Report on Form 10-KSB filed most recently by the Buyer with the Securities and Exchange Commission (the "Commission"), and (iii) all reports and filings made by the Buyer with the Commission since the filing of such Form 10-KSB. The Seller further acknowledges that all such reports and filings are publicly available through the Commission's Web site. The Seller confirms and acknowledges that he has not relied on any representations, warranties or covenants of the Buyer except as set forth in such filings with the Commission or as specifically set forth in this Agreement, and that the Seller has agreed to acquire the GreenMan Shares without any such other representations, warranties or covenants.

            (e) Sophistication. The Seller is capable of evaluating the merits and risks of the acquisition of the GreenMan Shares. The Seller has the capacity to protect his own interests in connection with the acquisition of the GreenMan Shares by reason of his business or financial experience. The acquisition of the GreenMan Shares by the Seller is consistent with his general investment objectives. The Seller has no present need for liquidity in connection with his acquisition of the GreenMan Shares. The Seller can bear the economic risks of this investment and can afford a complete loss of his investment.

            (f) Accredited Investor Status. If the Seller is an "accredited investor," as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act, such Seller has indicated same by placing his or her initials on the signature page opposite the Seller's signature.

            (g) No Broker's or Finder's Fees. No broker, finder or investment banker is or will be entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller.


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

             (h) Tax Consequences. The Buyer disclaims any representation or warranty with respect to the tax consequences of the transactions contemplated by this Agreement to the Seller, including without limitation whether such transactions will qualify as a reorganization under Section 368(a)(1)(B) of the Code. In entering into this Agreement, the Seller has relied solely on his own tax advisors and not on any representations or warranties of the Company or the Buyer.

      Section 2.2 Representations and Warranties of the Company. In this Agreement, (a) any reference to a "Material Adverse Effect" means any event, change or effect that, when taken individually or together with all other adverse changes and effects, is or is reasonably likely to be materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of or prospects of the Company and the Subsidiaries (as such term is defined in Section 2.2(c)), taken together as a whole, or to prevent or materially delay consummation of the transactions contemplated under this Agreement or otherwise to prevent the Company or the Sellers from performing their obligations under this Agreement; and (b) any reference to a party's "knowledge" means such party's actual knowledge, or what such party reasonably should have known, including in the case of the Company and any other party that is not a natural person, the actual knowledge, of officers, directors and other employees of such party charged with responsibility for or reasonably believed to have knowledge of such matters.

      The Company hereby represents and warrants to the Buyer that, except as set forth on Schedule 2.2 of this Agreement (the "Disclosure Schedule") (it being understood by the parties that any matter set forth in any section of the Disclosure Schedule shall be deemed disclosed with respect to any other section of this Section 2.2 to which such matter logically relates, so long as the description of such matter contains sufficient facts to provide reasonable notice of the relevance of the matter):

            (a) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa and has all requisite corporate and other power and authority to own, operate and lease its assets and to carry on its business of developing, manufacturing and marketing products from recycled rubber (together with the business carried on by the Subsidiaries, the "Business") as it is now being conducted. Section 2.2(a) of the Disclosure Schedule lists all of the directors and officers of the Company. The Company has delivered to the Buyer correct and complete copies of the Articles of Incorporation and By-laws of the Company (as amended to date). The Company has delivered to the Buyer correct and complete copies of the minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of the Company. All such record books are correct and complete. The Company is not in default under or in violation of any provision of its Articles of Incorporation or By-laws, and all actions of the Company requiring the approval of the Company's board of directors and/or stockholders have been so approved or ratified in accordance with the requirements of its Articles of Incorporation and By-laws.

             (b) Capitalization. The entire authorized capital stock of the Company consists of (i) 50,000,000 shares of Voting Common Stock, Type A, without par value, of which 11,588,631 Welch Shares are issued and outstanding;
(ii) 500,000 shares of Non-Voting Common Stock, Type B, without par value, of which no (zero) shares are issued and outstanding; and (iii) 2,500,000 shares of


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Preferred Stock, without par value, of which no (zero) shares are issued and outstanding. All of the issued and outstanding Welch Shares have been duly authorized, are validly issued, fully paid and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of its capital stock or any other security which may be convertible into, or exercisable or exchangeable for, its capital stock (collectively "Options"). There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. There are no voting trusts (except the Voting Trust to be terminated pursuant to Section 1.3(b)(x)), proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company. The Company does not directly or indirectly own or have any right to acquire any outstanding capital stock of, or other equity interests in, any corporation or other legal entity other than the Subsidiaries.

            (c) Subsidiaries.

                  (i) The Company owns 100% of the equity interests in National Safe Surfacing Initiative, L.L.C. ("NSSI"), National Safe Surfacing Initiative of California, L.L.C. ("NSSI/CA"). (NSSI and NSSI/CA may be referred to in this Agreement individually as a "Subsidiary" or jointly as the "Subsidiaries"). The Company owns 100% of the equity interests in PlayTribe, L.L.C. ("PlayTribe"). Except as may be expressly set forth to the contrary in this Agreement, the terms Subsidiary and Subsidiaries shall exclude any reference to PlayTribe.

                  (ii) Each Subsidiary is a limited liability company duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization as set forth in Section 2.2(c) of the Disclosure Schedule. Each Subsidiary has all requisite power and authority to own, operate and lease its assets and to carry on its respective business as it is now being conducted. Section 2.2(c) of the Disclosure Schedule lists all of the directors, managers and officers of each Subsidiary. The Company has delivered to the Buyer correct and complete copies of the Articles of Organization and Operating Agreement of each Subsidiary (as amended to date). The Company has delivered to the Buyer correct and complete copies of the minute books (containing the records of meetings of the members or equity owners, the board of directors or managers, and any committees of the board of directors or managers), the stock or membership certificate books, and the stock or membership record books of each Subsidiary. All such record books are correct and complete. Neither Subsidiary is in default under or in violation of any provision of its Articles of Organization or Operating Agreement, and all actions of each Subsidiary requiring the approval of such Subsidiary's board of directors or managers and/or members or equity owners have been so approved or ratified in accordance with the requirements of its respective Articles of Organization and Operating Agreement.

                  (iii) The Company completed the acquisition of PlayTribe on September 21, 2007 pursuant to a Unit Purchase Agreement dated effective August 31, 2007 (the PlayTribe Agreement") by and among the Company (as buyer), and Quest Capital Alliance II, L.L.C.; Kwai Ying Kan; Ernest E.


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

      Knight and Larry D. Moody (as sellers; such sellers jointly referred to as the "PlayTribe Sellers"). The PlayTribe Sellers hereby restate and reaffirm each of the representations and warranties contained in Section 3 of the PlayTribe Agreement, and each of such representations and warranties is incorporated in its entirety in this Section 2.2(c), as if the text thereof were stated herein in full. The PlayTribe Sellers acknowledge that, in entering into this Agreement, the Buyer has relied on each of such representations and warranties. Accordingly, the PlayTribe Sellers expressly agree that the Buyer shall be entitled to rely on, and to enforce in its own name against the PlayTribe Sellers, each of such representations and warranties as though the text thereof were stated herein in full.

            (d) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any statute, regulation, rule, injunction, judgment, order or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of its Articles of Incorporation or By-laws,
(ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject, or (iii) result in the imposition or creation of any Lien upon or with respect to any of its assets.

            (e) Tangible Assets. Section 2.2(e) of the Disclosure Schedule sets forth a true and correct list of all of the tangible assets of the Company and the Subsidiaries, including without limitation all machinery, equipment, spare parts inventory and manufacturing/production tools and supplies. Except as set forth on Section 2.2(e) of the Disclosure Schedule, the Company (or the respective Subsidiary) has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it and/or located on its premises, in each case free and clear of all mortgages, liens, security interests, pledges, charges or encumbrances of any nature whatsoever ("Liens"). Each tangible asset is free from material defects (patent and latent), has been maintained in accordance with normal industry practice, is in an operating condition (subject to normal wear and tear) that is suitable for the purposes for which it presently is used. All buildings, structures, fixtures, building systems and equipment (including without limitation, telecommunications, wiring and cable installations), and all components thereof, that are part of the Company's facility at 205 South Garfield, Carlisle, Iowa 50047 or any facilities owned or occupied by either Subsidiary (collectively, the "Facilities") are in a condition sufficient for the operation of the Business.

            (f) Intangible Assets; Intellectual Property.

                  (i) Section 2.2(f) of the Disclosure Schedule sets forth a true and correct list of all of the intangible assets and intellectual property of the Company and of the Subsidiaries, including without limitation patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, copyrights, and any applications for any of the foregoing, mask works, mask work rights, schematics, industrial models, inventions, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or


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

      intangible proprietary information or material that are used or proposed to be used in the Business ("Intellectual Property"), as currently conducted or as proposed to be conducted by the Company and the Subsidiaries. The Company or a Subsidiary owns, or is licensed or otherwise possesses legally enforceable rights to use all such Intellectual Property, in each case free and clear of all Liens. All patents, trademarks, service marks and copyrights held by the Company or the Subsidiaries are valid, existing and enforceable. Neither the Company nor any Subsidiary is in violation of any license, sublicense or agreement described in Section 2.2(f) of the Disclosure Schedule. There is no Intellectual Property that is used in the Business and is material to the Business, operations or prospects that is not set forth in Section 2.2(f) of the Disclosure Schedule. To the knowledge of the Company, there is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of the Company or the Subsidiaries, any trade secret material to the Company or either Subsidiary or any Intellectual Property right of any third party to the extent licensed by or through the Company or a Subsidiary, by any third party. Neither the Company nor any Subsidiary has entered into any agreement to indemnify any other person against any charge of infringement of any intellectual property, of any kind, other than indemnification provisions contained in purchase orders, and contracts for sale, license or other disposition of products arising in the ordinary course of business.

                  (ii) Neither the Company nor any Subsidiary has been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party and, to the Company's knowledge, no such suit, action or proceeding has been threatened. Neither the conduct of the Business as currently conducted or contemplated nor the manufacture, sale, licensing or use of any of the products of the Company or any Subsidiary as now manufactured, sold or licensed or used, nor the use in any way of the Intellectual Property in the manufacture, use, sale or licensing by the Company or any Subsidiary of any products currently proposed, infringes on or will infringe or conflict with, in any way, any license, trademark, trade name, patent, industrial model, invention, service mark, trade secret, copyright or any other proprietary right of any third party. To the knowledge of the Company, no third party is challenging the ownership by or license rights in the Company or either Subsidiary, or validity or effectiveness of, any of the Intellectual Property and to the knowledge of the Company, there is no basis for such challenge. Neither the Company nor any Subsidiary has brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. There are no pending, or to the knowledge of the Company, threatened interference, re-examinations, oppositions or nullities involving any patents, patent rights or applications therefor of the Company or of either Subsidiary, except such as may have been commenced by the Company or such Subsidiary.

                  (iii) The Company and the Subsidiaries have secured valid written assignments from all consultants and employees who contributed to the creation or development of Intellectual Property of the rights to such contributions that the Company or the Subsidiaries do not already own by operation of law.


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

                  (iv) The Company and the Subsidiaries have taken all reasonable and appropriate steps to protect and preserve the confidentiality of all Intellectual Property that is intended to remain confidential and that is not otherwise protected by patents, patent applications or copyright ("Confidential Information"). The Company and the Subsidiaries have a policy requiring each of its respective employees, contractors and agents to execute proprietary information and confidentiality agreements substantially in the standard forms that were provided to the Buyer and all current and former employees and contractors of the Company and of the Subsidiaries have executed such an agreement. All use, disclosure or appropriation of Confidential Information owned by the Company or any Subsidiary by or to a third party has been pursuant to the terms of a written agreement between the Company (or such Subsidiary) and such third party. Except for such use that would not have a Material Adverse Effect, all use, disclosure or appropriation of Confidential Information not owned by the Company or a Subsidiary has been pursuant to the terms of a written agreement between the Company (or such Subsidiary) and the owner of such Confidential Information, or is otherwise lawful.

            (g) Financial Statements. Section 2.2(g) of the Disclosure Schedule includes true, correct and complete copies of the Company's consolidated financial statements for each of the fiscal years ended December 31, 2004, 2005 and 2006, respectively, each of which has been audited by, and is accompanied by the audit report of, Short & Company (the "Audited Financial Statements").
Section 2.2(g) of the Disclosure Schedule also includes true, correct and complete copies of the Company's internally prepared interim financial statements for the seven-month period ended July 31, 2007 (the "Interim Financial Statements"), which include the Company's unaudited balance sheet as of July 31, 2007 (the "Balance Sheet"). The Interim Financial Statements have not been reviewed or audited by Short & Company. The Audited Financial Statements have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated. The Audited Financial Statements and, to the knowledge of the Company, the Interim Financial Statements present fairly the financial condition and operating results of the Company and the Subsidiaries, as of the dates, and for the periods, indicated therein (in the case of the Interim Financial Statements, subject to normal year-end audit adjustments, none of which are reasonably expected to be "material" (as such term is used in Commission Staff Accounting Bulletin No. 99 - "Materiality")). Short & Company is properly licensed as a certified public accounting firm in the State of Iowa, and is "independent" (as such term is used in Rule 2-01 of Regulation S-X of the Commission) with respect to the Company and the Subsidiaries.

            (h) No Undisclosed Liabilities. To the knowledge of the Company, neither the Company nor the Subsidiaries have any debts, obligations or liabilities of any nature (matured or unmatured, fixed or contingent), including, but not limited to, employee vacation, payroll and warranty obligations (collectively, "Liabilities"), other than (i) those Liabilities set forth or adequately provided for or reserved in the Balance Sheet; (ii) those Liabilities identified in notes to the December 31, 2006 Financial Statements, which are adequately provided or reserved for in the Balance Sheet; (iii) those incurred in the ordinary course of business and not required to be set forth in the Balance Sheet under GAAP; and (iv) those incurred in the ordinary course of business since the date of the Balance Sheet (the "Balance Sheet Date") and consistent with past practice.

            (i) Contracts. Section 2.2(i) of the Disclosure Schedule lists the following contracts and other agreements to which the Company or any Subsidiary is a party:

                  (i) all agreements with any customers of the Company or such Subsidiary providing for revenue or payments in excess of $25,000 per annum;

                  (ii) all agreements or leases relating to any of the Facilities;

                  (iii) all agreements (or groups of related agreements) for the lease of personal property to or from any person or entity providing for lease payments in excess of $25,000 per annum;

                  (iv) all agreements (or groups of related agreements) for the purchase or sale of raw materials, commodities, supplies, products or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a loss to the Company or such Subsidiary, or involve consideration in excess of $25,000;

                  (v) all agreements concerning partnerships or joint ventures;

                  (vi) all agreements (or groups of related agreements) under which the Company or any Subsidiary has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, under which it has imposed a Lien on any of its assets, tangible or intangible;

                  (vii) all agreements concerning confidentiality or noncompetition;

                  (viii) all agreement between the Company (or any Subsidiary) and any of the Sellers, any of the Sellers' family members and/or any entity controlled, directly or indirectly by, any of the Sellers or by any of the Sellers family members ("Affiliates");

                  (ix) all profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance or other plans or arrangements for the benefit of the current or former directors, officers, and/or employees of the Company or the Subsidiaries;

                  (x) all collective bargaining agreements;

                  (xi) all agreements for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $25,000 or providing severance benefits;

                  (xii) all agreements under which the Company or any Subsidiary has (A) advanced or loaned any amount to any of its or their directors, officers or employees outside the ordinary course of business or (B) advanced or loaned any amount to any other person or entity;

                  (xiii) all agreements under which the consequences of a default or termination could have a Material Adverse Effect);

                  (xiv) all sales agreements the performance of which involves consideration in excess of $25,000; and

                  (xv) all other agreements (or groups of related agreements) the performance of which involves consideration in excess of $25,000.

The Company has made available to the Buyer a correct and complete copy of each written agreement (as amended to date) listed in Section 2.2(i) of the Disclosure Schedule and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 2.2(i) of the Disclosure Schedule. With respect to each such agreement: (w) the agreement is legal, valid, binding, enforceable and in full force and effect; (x) the agreement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (y) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (z) no party has repudiated any provision of the agreement. No such agreement requires the consent or authorization of any third party to the consummation of the transactions contemplated hereby.

            (j) Absence of Certain Changes or Events. To the knowledge of the Company, since January 1, 2007, (i) the Business has been conducted in the ordinary course, consistent with past practice, (ii) there has not occurred any event or events which, individually or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Effect, and (iii) no damage, destruction or loss (whether or not covered by insurance) to property used in the Business has occurred which, individually or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Effect.

            (k) Litigation. No litigation, arbitration, investigation or other proceeding of any governmental authority is pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary; nor does any basis for any such litigation exist. Neither the Company nor any Subsidiary is subject to any outstanding injunction, judgment, order, decree or ruling. Neither the Company nor any Subsidiary has been notified that any of its products contains any actual or alleged defect of any nature or that any person has suffered any personal injury or damage to his, her or its property as a result of the sale, use, distribution or existence of any such product; nor does any basis for any such claim exist. There is no litigation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or the Sellers that questions the validity or enforceability of this Agreement.

            (l) Environmental Matters.

                  (i) To the knowledge of the Company, except for violations the existence of which would not, individually or in the aggregate, have a Material Adverse Effect, the Company and each Subsidiary are and at all times have been in compliance with all federal, state or local laws, ordinances, codes, regulations, rules, policies and orders, as each may be amended from time to time, that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants; which regulate the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Materials (as defined below) or materials containing Hazardous Materials; or which are intended to assure the protection, safety and good health of employees, workers or other persons, including the public ("Environmental and Safety Laws"). Neither the Company nor any Subsidiary has received any notice (verbal or written) of any noncompliance of any Facility, or of any other facilities currently or formerly owned, leased or occupied by the Company or any Subsidiary, or of the Company's or such Subsidiary's past or present operations, with any Environmental and Safety Laws. To the knowledge of the Company, all Hazardous Materials generated by the Company and the Subsidiaries and wastes have been disposed of in accordance with all Environmental and Safety Laws.

                  (ii) To the knowledge of the Company, (A) neither the Company nor any Subsidiary is a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act, or state analog statute, arising out of events occurring prior to the Closing Date; (B) there has not been in the past, and there is not now, any contamination, disposal, spilling, dumping, incineration, discharge, storage, treatment or handling of Hazardous Materials on, under or migrating to or from any Facility (including without limitation, soils and surface and ground waters); (C) there have not been in the past, and are not now, any underground tanks or underground improvements at, on or under any Facility; (D) there are no polychlorinated biphenyls ("PCBs") deposited, stored, disposed of or located at any Facility or any equipment at any Facility containing PCBs at levels in excess of 50 parts per million; (E) there is no formaldehyde on or in any Facility, nor any insulating material containing urea formaldehyde in any Facility; and (F) neither the Company nor any Subsidiary is liable for any off-site contamination nor under any Environmental and Safety Laws, except where such liability would not have a Material Adverse Effect.

                  (iii) "Hazardous Materials" means any toxic or hazardous substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including without limitation, those substances, materials and wastes defined in or regulated under any Environmental and Safety Laws; petroleum or petroleum products including crude oil or any fractions thereof; natural gas, synthetic gas, or any mixtures thereof; radon; asbestos; or any other pollutant or contaminant.

            (m) Compliance with Laws. To the knowledge of the Company, except for violations the existence of which would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any Subsidiary is in violation of (i) any federal, state, local or other statute, law, ordinance, regulation, rule, code or other requirement of law, or (ii) any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any or government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body.

            (n) Permits. Section 2.2(n) of the Disclosure Schedule sets forth a complete list of all permits, licenses, regulatory approvals and franchises of or from any national, regional, state or local government or authority granted to or in the possession of the Company or the Subsidiaries (each, a "Permit"). To the knowledge of the Company, the Permits constitute all of the governmental qualifications, registrations, filings, privileges, franchises, licenses, permits, approvals or authorizations material to the operation of the Business (including all Permits which are required by any Environmental and Safety Laws). As of the date of this Agreement, all Permits are in full force and effect and the Company and the Subsidiaries are in compliance with each such Permit, except as would not have a Material Adverse Effect. Except as set forth in Section 2.2(n) of the Disclosure Schedule, no such Permit requires the consent or authorization of any governmental authority to the consummation of the transactions contemplated hereby.

            (o)   Tax Matters.

                  (i) The Company and each Subsidiary has timely filed all returns, declarations, reports, claims for refund, or information returns or statements (collectively, "Tax Returns") relating to any federal, state or local income, gross receipts, profits, license, payroll, employment, unemployment, withholding, social security, disability, real or personal property, sales, use, excise, franchise, transfer, alternative or add-on minimum, estimated, and/or other taxes of any kind whatsoever applicable to the Company, such Subsidiary and/or the Business (each, a "Tax"), that it has been required to file under applicable laws and regulations. All such Tax Returns were correct and complete in all respects and have been prepared in compliance with all applicable laws and regulations. All Taxes due and owing by the Company or any Subsidiary (whether or not shown on any Tax Return) have been paid. Neither the Company nor any Subsidiary is currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company or a Subsidiary does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company or of any Subsidiary.

                  (ii) The Company and each Subsidiary have withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. Neither the Company nor any Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (iii) No federal, state or local tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to the Company or any Subsidiary. Neither the Company nor any Subsidiary has received from any federal, state or local taxing authority any (A) notice indicating an intent to open an audit or other review, (B) request for information related to Tax matters or (C) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted or assessed by any taxing authority against the Company or such Subsidiary.

                  (iv) The Company has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company or by any Subsidiary filed or received since December 31, 2000.

                  (v) The Company has never filed a consolidated return with any other company other than NSSI and NSSI/CA.

                  (vi) All Taxes of the Company or of any Subsidiary attributable to Tax periods or portions thereof ending on or prior to the date of this Agreement that have not yet been paid have, in the aggregate, been adequately reflected as a Liability on the Balance Sheet and on the books of the Company and the respective Subsidiary in accordance with GAAP, except as otherwise indicated on the Balance Sheet.

                  (vii) Neither the Company nor any Subsidiary is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in connection with this Agreement or any change of control of the Company, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

                  (viii) Neither the Company nor any Subsidiary has agreed to make, nor are any of them required to make, any adjustment under Sections 481(a) or 263A of the Code or any comparable provision of state, local or foreign Tax laws by reason of a change in accounting method or otherwise.

                  (ix) The Company has not distributed stock of another Person or had its stock distributed by another Person in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code.

            (p) Absence of Certain Business Practices. To the knowledge of the Company, neither the Company nor any Subsidiary nor any of their respective officers, directors, managers, employees or agents nor any other person acting on any of their behalf, has, directly or indirectly, given or agreed to give any gift or similar benefit (other than with respect to bona fide payments for which adequate consideration has been given) to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of the Company or such Subsidiary (or assist the Company or such Subsidiary in connection with any actual or proposed transaction): (i) which will result in the Company or such Subsidiary incurring any damage or penalty in any civil, criminal or governmental litigation or proceeding; (ii) which, if not continued in the future, would have a Material Adverse Effect or which will result in the Company or such Subsidiary paying any penalty in any private or governmental litigation or proceeding; or (iii) for establishment or maintenance of any concealed fund or concealed bank account.

            (q) No Termination of Relationships. The Company has no reason to believe that any relationship between the Company or any Subsidiary and any customer, distributor, supplier, lender or employee of, or associated with, the Company or such Subsidiary may be terminated or adversely affected as a result of the execution of this Agreement.

            (r) No Broker's or Finder's Fees. No broker, finder or investment banker is or will be entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

            (s) Inventory. To the knowledge of the Company, the inventory of the Company and the Subsidiaries consists of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on the Balance Sheet in accordance with the past custom and practice of the Company and such Subsidiaries.

            (t) Notes and Accounts Receivable. All notes and accounts receivable of the Company or of the Subsidiaries are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts.

            (u) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company or of any Subsidiary.

            (v) Employees.

                  (i) Section 2.2(v) of the Disclosure Schedule sets forth a list of (A) the names, titles, location, salaries, bonuses, vacation and other allowances, and other employment conditions of all present employees of the Company and the Subsidiaries, including the last date of any increase in such employee's compensation; (B) any of such employees on leave of absence or who are currently collecting disability payments; and
      (C) all employment, consulting or similar compensation agreements of the Company or the Subsidiaries which may not be terminated by the Company or such Subsidiary without penalty within 30 days after the Closing.

                  (ii) To the knowledge of the Company, no executive, key employee, or group of employees has any plans to terminate employment with the Company or with the Subsidiaries. Neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreement, nor have any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. Neither the Company nor any Subsidiary has ever committed any unfair labor practice. The Company has no knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company or the Subsidiaries.

            (w) Employee Benefit Plans. Neither the Company nor any Subsidiary maintains or contributes to, and has not ever maintained or contributed to, any
(i) "pension plan" or "employee pension benefit plan" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
(ii) "welfare plan" or an "employee welfare benefit plan" as defined in Section 3(1) of ERISA. Neither the Company nor any Subsidiary is presently, and has not ever been, a participating employer in any "multi-employer plan" as defined
Section 3(37) of ERISA or Section 414(f) of the Code. Except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, no employee benefit plan or other arrangement adopted by the Company or any Subsidiary provides for continuing accrual of benefits or coverage for any participant or beneficiary of a participant after such participant's termination of employment with the Company or such Subsidiary.

            (x) Statements True and Correct. This Agreement (including the Disclosure Schedule) and the Seller Documents delivered pursuant hereto do not, when taken together, contain any untrue statement of a material fact or omit any material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

      Section 2.3 Representations and Warranties of the Buyer. The Buyer hereby represents and warrants to the Sellers that:

            (a) Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate and other power and authority to own, operate and lease its assets and to carry on its business as it is now being conducted.

            (b) Authority. The Buyer has the full right, power, capacity and authority to execute, deliver and perform this Agreement (and the other agreements, documents and certificates executed and delivered by the Buyer pursuant to this Agreement (together, the "Buyer Documents") and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Buyer Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer. This Agreement and the Buyer Documents constitute the valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with the terms hereof and thereof. Neither the execution, delivery and performance of this Agreement or of the Buyer Documents, nor the consummation of the transactions contemplated hereby and thereby will (i) conflict with or result in a violation, breach, termination or acceleration of, or default under (or would result in a violation, breach, termination, acceleration or default with the giving of notice or passage of time, or both) any of the terms, conditions or provisions of the Certificate of Incorporation or By-laws of the Buyer, each as amended to date, or of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Buyer is a party or by which the Buyer, or any of its properties or assets, may be bound or affected; (ii) result in the violation of any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer its properties or assets; or (iii) result in the imposition of any lien, encumbrance, charge or claim upon any of the assets of the Buyer. No consent or approval by, or notification to or filing with, any court, governmental authority or third party is required in connection with the execution, delivery and performance of this Agreement or the Buyer Documents by the Buyer.

            (c) GreenMan Shares. The GreenMan Shares are duly authorized and, when issued at Closing in accordance with the terms of this Agreement, will be validly issued shares of the Buyer's common stock, fully paid and nonassessable.

            (d) Litigation. There is no litigation, proceeding or investigation pending or, to the knowledge of the Buyer, threatened against or affecting the Buyer or any of its subsidiaries that questions the validity or enforceability of this Agreement or any of the Buyer Documents.

            (e) No Broker's or Finder's Fees. No broker, finder or investment banker is or will be entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Buyer.

            (f) Commission Reports. The Buyer's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2006 and all reports made by the Buyer with the Commission since the filing of such Form 10-KSB were each prepared in accordance with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder. As of the respective dates they were filed with the Commission, none of such reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

            (g) Financial Statements. Each of the financial statements (including, in each case, any notes and schedules thereto) contained in any report identified or referred to in Section 2.3(f) above complied as to form with the applicable accounting requirements and rules and regulations of the Commission and was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and each presented fairly the consolidated financial condition and operating results of the Company and the its subsidiaries, as of the dates, and for the periods, indicated therein (in the case of the unaudited financial statements included in the Buyer's quarterly reports, subject to normal year-end audit adjustments, none of which are reasonably expected to be "material" (as such term is used in Commission Staff Accounting Bulletin No. 99 - "Materiality")).

            (h) No Undisclosed Liabilities. Neither the Buyer nor any of its subsidiaries have any Liabilities other than (i) those Liabilities set forth or adequately provided for or reserved in the balance sheet as of June 30, 2007, filed with the Commission as part of the Buyer's Quarterly Report on Form 10-QSB for the period then ended; (ii) those Liabilities identified in notes to the Buyer's financial statements as of and for the fiscal year ended September 30, 2006, filed with the Commission as part of the Buyer's Annual Report on Form 10-KSB for the fiscal year then ended; (iii) those Liabilities incurred in the ordinary course of business and not required to be set forth in a balance sheet under GAAP; and (iv) those incurred in the ordinary course of business since June 30, 2007 and consistent with past practice.

            (i) Statements True and Correct. This Agreement and the Buyer Documents delivered pursuant hereto do not, when taken together, contain any untrue statement of a material fact or omit any material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE III

                     CONDITIONS TO THE PARTIES' OBLIGATIONS

      Section 3.1 Conditions to the Buyer's Obligations. The obligations of the Buyer under this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by the Buyer:

            (a) Representations and Warranties. Each of the representations and warranties of the Company and the Sellers in this Agreement that is expressly qualified by a reference to materiality shall be true in all respects as so qualified, and each of the representations and warranties of the Company and the Sellers in this Agreement that is not so qualified shall be true and correct in all material respects, on and as of the Closing as though such representation or warranty had been made on and as of the Closing, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date.

            (b) Covenants. The Company and the Sellers shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Closing.

            (c) No Material Adverse Changes. There shall not have occurred any event, change or effect that, when taken individually or together with all other adverse changes and effects, is or is reasonably likely to be materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of or prospects of the Company and the Subsidiaries, taken together as a whole.

            (d) Closing Deliveries. The Company and the Sellers shall have duly executed and delivered (or shall have caused to be duly executed and delivered) to the Buyer each of the documents and instruments identified in Section 1.3(b) of this Agreement. In addition:

                  (i) the Company shall have delivered a certificate, duly executed on behalf of the Company by its Chief Executive Officer, certifying that the conditions set forth in Sections 3.1(a) through 3.1(c) have been satisfied;

                  (ii) the Company shall have delivered a certificate, duly executed on behalf of the Company by its Secretary, certifying the due adoption of resolutions by the Company's Board of Directors authorizing the execution of this Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby;

                  (iii) evidence satisfactory to the Buyer that the Company has obtained those consents, waivers, approvals or authorizations of those third parties whose consent or approval are required in connection with this Agreement;

                  (iv) letters of resignation from each of the directors and officers of the Company in office immediately prior to the Closing, which resignations in each case will be effective as of the Closing; and

                  (v) a certificate from the Secretary of State of the State of Iowa, dated not more than five business days prior to the Closing, evidencing that the Company legally exists and is in good standing as a corporation under the laws of the State of Iowa.

      Section 3.2 Conditions to the Company's and the Sellers' Obligations. The obligations of the Company and the Sellers under this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by the Company:

            (a) Representations and Warranties. Each of the representations and warranties of the Buyer in this Agreement that is expressly qualified by a reference to materiality shall be true in all respects as so qualified, and each of the representations and warranties of the Buyer in this Agreement that is not so qualified shall be true and correct in all material respects, on and as of the Closing as though such representation or warranty had been made on and as of the Closing, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date.

            (b) Covenants. The Buyer shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing.

            (c) No Material Adverse Changes. There shall not have occurred any event, change or effect that, when taken individually or together with all other adverse changes and effects, is or is reasonably likely to be materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of or prospects of the Buyer and its subsidiaries, taken together as a whole.

            (d) Closing Deliveries. The Buyer shall have duly executed and delivered (or shall have caused to be duly executed and delivered) to the Company and the Sellers, as the case may be, each of the documents and instruments identified in Section 1.3(a) of this Agreement. In addition:

                  (i) the Buyer shall have delivered a certificate, duly executed on behalf of the Company by its Chief Executive Officer, certifying that the conditions set forth in Sections 3.2(a) through 3.2(c) have been satisfied;

                  (ii) the Buyer shall have delivered a certificate, duly executed on behalf of the Buyer by its Secretary, certifying the due adoption of resolutions by the Buyer's Board of Directors authorizing the execution of this Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby;

                  (iii) evidence satisfactory to the Company that the Buyer has obtained those consents, waivers, approvals or authorizations of those third parties whose consent or approval are required in connection with this Agreement; and

                  (iv) a certificate from the Secretary of State of the State of Delaware, dated not more than five business days prior to the Closing, evidencing that the Buyer legally exists and is in good standing as a corporation under the laws of the State of Delaware.

                                   ARTICLE IV

                               REGISTRATION RIGHTS

      Section 4.1 General. As soon as practicable after the Closing Date, the Buyer shall prepare and file with the Commission a registration statement under the Securities Act (the "Registration Statement") covering the resale by the Sellers of the GreenMan Shares (the "Registrable Securities"). The Buyer shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof. The Company shall use its reasonable commercial efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of (i) the date all of the Registrable Securities covered by the Registration Statement have been sold or (ii) the date all Registrable Securities covered by the Registration Statement may be sold immediately without registration under the Securities Act and without volume restrictions pursuant to Rule 144, as determined by the counsel to the Buyer pursuant to a written opinion letter to such effect, addressed and acceptable to the Buyer's transfer agent and the affected Sellers. The period during which the Buyer is required to use its reasonable commercial efforts to keep the Registration Statement continuously effective under the Securities Act is referred to below as the "Registration Period."

      Section 4.2 Registration Obligations of the Buyer. In connection with the registration of the Registrable Securities for the account of the Sellers pursuant to Section 4.1, the Buyer shall:

            (a) (i) Register or qualify the Registrable Securities covered by the Registration Statement under such securities or "blue sky" laws of such jurisdictions as the Sellers reasonably request, (ii) prepare and file in such jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period, and (iii) take all such other lawful actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period; provided, however, that the Buyer shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, (B) subject itself to general taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction.

            (b) As promptly as practicable after becoming aware of such event, notify each Seller whose Registrable Securities are covered by the Registration Statement of the occurrence of any event, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare an amendment to the Registration Statement and supplement to the prospectus to correct such untrue statement or omission, and deliver a number of copies of such supplement and amendment to each Seller as such Seller may reasonably request.

            (c) As promptly as practicable after becoming aware of such event, notify each Seller whose Registrable Securities are covered by the Registration Statement of the issuance by the Commission of any stop order or other suspension of the effectiveness of the registration statement and take all lawful action to effect the withdrawal, or removal of such stop order or other suspension.

            (d) Use its commercially reasonable efforts to cause all Registrable Securities covered by the Registration Statement to be listed or qualified for trading on the principal trading market, if any, on which the Buyer's common stock is traded or listed on the effective date of the registration statement.

      Section 4.3 Obligations and Acknowledgements of the Sellers. In connection with the registration of the Registrable Securities for the account of the Sellers pursuant to Section 4.1, the Sellers shall have the following obligations and hereby make the following acknowledgements:

            (a) It shall be a condition precedent to the obligations of the Buyer to include the Registrable Securities of a particular Seller in the Registration Statement that such Seller shall furnish to the Buyer, in writing,
(i) such Seller's legal name and address, (ii) a statement describing any position, office, or other material relationship which such Seller has had within the past three years with the Company, the Buyer or any of their respective predecessors or affiliates, (iii) the number of GreenMan Shares held by such Seller before the Registration Statement is filed (including the Registrable Securities), and (iv) the number of Registrable Securities to be offered for such Seller's account in the Registration Statement (the "Requested Information"). At least 12 business days prior to the anticipated filing date of the Registration Statement, the Buyer shall notify each Seller of the anticipated filing date and request each Seller to advise the Buyer of any changes in the Requested Information previously provided by such Seller. If at least two business days prior to the anticipated filing date the Buyer has not received written notification from a Seller amending and updating such Requested Information, then the Buyer shall file the Registration Statement relying upon the accuracy of the Requested Information as provided by such Seller.

            (b) Each Seller agrees to cooperate with the Buyer in connection with the preparation and filing of the Registration Statement under this Article IV, unless such Seller has notified the Buyer in writing of its election to exclude all of its Registrable Securities from the Registration Statement.

            (c) Each Seller agrees that, upon receipt of any notice from the Buyer of the occurrence of any event of the kind described in Section 4.2(c) or 4.2(d), it shall immediately discontinue its disposition of Registrable Securities pursuant to the Registration Statement until such Seller's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.2(c) and, if so directed by the Buyer, such Seller shall deliver to the Buyer (at the expense of the Buyer) or destroy (and deliver to the Buyer a certificate of destruction) all copies in such Seller's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

            (d) Each Seller acknowledges that it may be deemed to be a statutory underwriter within the meaning of the Securities Act with respect to the Registrable Securities being registered for resale by him, and each Seller which includes Registrable Securities for offer and sale within the Registration Statement pursuant to this Article IV hereby consents to the inclusion in the Registration Statement of a disclosure to such effect.

      Section 4.4 Expenses of Registration. All expenses incurred in connection with registrations, filings or qualifications pursuant to this Article IV, including, without limitation, all registration, listing, and qualifications fees, legal fees, printing and engraving costs, accounting fees (other than underwriting discounts and commissions and the fees and expenses of counsel to the Sellers) shall be borne by the Buyer.

      Section 4.5 Indemnification and Contribution.

            (a) Indemnification by the Buyer. The Buyer shall indemnify and hold harmless each Seller, and each person who controls such Seller within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934 (the "Exchange Act") (each such person being sometimes hereinafter referred to as an "Indemnified Person") from and against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any prospectus or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Buyer hereby agrees to reimburse such Indemnified

Persons for all reasonable legal and other expenses incurred by them in connection with investigating or defending any such action or claim as and when such expenses are incurred; provided, however, that the Buyer shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement made in, or an omission or alleged omission from, the Registration Statement or prospectus in reliance upon and in conformity with written information furnished to the Buyer by such Indemnified Person expressly for use therein or (ii) in the case of the occurrence of an event of the type specified in Section 4.2(c), the use by the Indemnified Person of an outdated or defective prospectus after the Buyer has provided to such Indemnified Person an updated prospectus correcting the untrue statement or alleged untrue statement or omission or alleged omission giving rise to such loss, claim, damage or liability.

            (b) Indemnification by the Sellers. Each Seller agrees, severally and not jointly, as a consequence of the inclusion of any of his Registrable Securities in the Registration Statement pursuant to this Article IV, (i) to indemnify and hold harmless the Buyer, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Buyer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Buyer or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any prospectus or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Buyer by such Seller expressly for use therein, and (ii) to reimburse the Buyer for any legal or other expenses incurred by the Buyer in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that no Seller shall be liable under this Section 4.5(b) for any amount in excess of the net proceeds paid to such Seller in respect of Registrable Securities sold by him.

            (c) Indemnification Procedures. Any claim for indemnification under this Article IV shall be made in accordance with Article VI of this Agreement.

            (d) Contribution. If the indemnification provided for in this
Section 4.5 is unavailable to, or insufficient to hold harmless, an Indemnitee (as such term is defined in Section 6.4 below) respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to herein, then each Indemnitor (as such term is defined in Section 6.4 below) shall contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnitor and the Indemnitee in connection with the statements or omissions or alleged statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such Indemnitor and Indemnitee shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnitor or by such Indemnitee, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.5(d) were determined by pro rata allocation (even if the Sellers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 4.5(d). The amount paid or payable by an Indemnitee as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Indemnitee in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Sellers in this Section 4.5(d) to contribute shall be several in proportion to the percentage of Registrable Securities registered by them and not joint.

            (e) Limitation on Sellers' Obligations. Notwithstanding any other provision of this Section 4.5, in no event shall any Seller have any liability under this Section 4.5 for any amounts in excess of the dollar amount of the proceeds actually received by such Seller from the sale by such Seller of Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to the Registration Statement

      Section 4.6 Trading Restrictions. Notwithstanding anything in this Article IV to the contrary:

            (a) Each Seller acknowledges and agrees, severally and not jointly, that, until the first anniversary of the date on which the Registration Statement is declared effective, such Seller shall not engage in any sale or other transfer of Registrable Securities to any third party, whether pursuant to the Registration Statement or otherwise, at a price of less than $0.28 per share (giving effect to equitable adjustments for any stock split, stock dividend, combination of shares or the like based upon the Buyer's common stock).

            (b) Each Seller who, immediately prior to the Closing Date, owned more than 192,500 Welch Shares, acknowledges and agrees, severally and not jointly, that:

                  (i) The Seller shall not, until the 180th day after the Closing Date, sell, pledge, hypothecate, transfer or otherwise dispose of, by operation of law or otherwise, or grant any option or purchase right with respect to, any GreenMan Shares or engage in any short sale, hedging transaction or other derivative security transaction involving the GreenMan Shares. Any sale or other transfer in violation of this Section 4.6(b) shall be null and void. The Buyer shall not be required (A) to transfer on its books any of the GreenMan Shares which shall have been sold or transferred in violation of this Section 4.6(b) or (ii) to treat as owner of such GreenMan Shares or to pay dividends to any transferee to whom any such GreenMan Shares shall have been so sold or transferred.

                  (ii) From and after the expiration of restrictions referred to in Section 4.6(b)(i), and until the first anniversary of the date on which the Registration Statement is declared effective, the Seller shall not, on any trading day, sell, transfer or otherwise dispose of any GreenMan Shares in excess of 10% of the aggregate number of shares of the Buyer's common stock traded on such trading day.

            (c) The restrictions set forth in Section 4.6(a) and Section 4.6(b) shall not apply to (i) transfers of Registrable Shares to or for the benefit of any spouse, child or grandchild of the Seller, or to a trust, limited liability company, family limited partnership or similar entity for the benefit of any of the foregoing, including transfers by will or the laws of descent and distribution; provided, however, that, it shall be a condition of each such transfer, that (x) the transferee agrees to be bound by the terms of this
Article IV as though no such transfer had taken place, and that (y) the Seller has complied with all applicable laws in connection with such transfer, or (ii) with the prior written approval of the Buyer's chief executive officer, which approval shall not be unreasonably withheld, other privately negotiated transfers not involving a broker and which are not otherwise publicly reportable.

            (d) The Buyer shall cause each of the members of its Board of Directors to be bound by trading restrictions no less restrictive than those set forth in Sections 4.6(a) and (b), as applicable. At such time as any such restriction shall cease to be binding upon the Sellers, such restriction shall cease to be binding upon any member of the Buyer's Board of Directors.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

      Section 5.1 Restriction Against Competition. Each Seller agrees, for a period of five years after the Closing Date, that such Seller will not engage, directly or indirectly (whether as an officer, director, employee, consultant, agent, representative or otherwise) in any business that is competitive to the Business as it exists on the Closing Date in any county of any State, district, possession or territory of the United States of America; provided, however, that no owner of less than 1% of the outstanding stock of any publicly-traded corporation shall be deemed to engage solely by reason thereof in any of its business. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 5.1 is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

      Section 5.2 Confidentiality. Each Seller agrees to treat and hold any and all Confidential Information as confidential and proprietary to the Buyer and shall refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies, summaries and extracts) of the Confidential Information which are in his possession. In the event that any Seller is requested or required pursuant to written or oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process to disclose any Confidential Information, such Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this
Section 5.2. If, in the absence of a protective order or the receipt of a waiver hereunder, any Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, such Seller may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Seller shall use his reasonable efforts to obtain, at the request of Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure unless such Confidential Information is so available due to the actions of a Seller.

      Section 5.3 Remedies. The Sellers recognize that irreparable injury, which could not be adequately compensated by money damages, may result to the Company and to the Buyer if a Seller breaches the promises such Seller has made in Sections 5.1 and/or 5.2, and that the Buyer's willingness to enter into the this Agreement is conditioned in part on such promises. Each Seller therefore agrees that in the event of his breach or threatened breach of Section 5.1 or Section 5.2, notwithstanding any provision of this Agreement to the contrary, the Company and the Buyer shall be entitled to injunctive or other equitable relief restraining such breach or threatened breach, without having to prove (beyond entering this Agreement into evidence) either the fact of irreparable injury or the inadequacy of money damages. Such relief shall be without prejudice to any other remedy to which the Company or the Buyer may be entitled.

      Section 5.4 Post-Closing Operations of the Company.

            (a) General. Except as provided in this Section 5.4, until such time as either (x) the Laurus Agreement shall have been terminated or shall have expired or (y) the Buyer shall have received the consent of the Sellers holding in the aggregate, immediately after the Closing Date, not fewer than 4,000,001 GreenMan Shares, the Buyer shall operate the Company as a separately incorporated subsidiary, and shall not (x) merge or consolidate the Company with or into any other entity (including without limitation the Borrower), (y) transfer, by operation of law or otherwise, of any equity interests of or in the Company, or issue any equity interests of or in the Company, to any person or entity other than a wholly-owned subsidiary of the Buyer; or (z) cause the Company to sell or otherwise transfer all or any substantial portion of its assets other than inventory sold in the ordinary course of business.

            (b) Right of First Offer. Notwithstanding the provisions of Section 5.4(a), in the event that Laurus notifies the Buyer in writing that the Buyer is in default under any of the credit agreements between the Buyer and Laurus and that Laurus intends to accelerate its repayment rights under such credit agreements, the Buyer shall promptly provide notice of such fact (the "Default Notice") to the Sellers, and the Sellers shall be entitled to negotiate with the Buyer, on an exclusive basis, the terms under which the Sellers would repurchase either the capital stock or assets of the Company. The Buyer shall conduct such negotiations in good faith but on an arms' length basis, without being required to offer any Seller any favorable treatment due to such Seller's status (if any) as an employee and/or shareholder of the Buyer.

            (c) Right of First Refusal. If the Sellers and the Buyer fail to execute and deliver a binding letter of intent with respect to the purchase of such capital stock or assets within five business days after the Default Notice, then the Buyer shall be free to initiate discussions with third parties regarding sale of such capital stock or assets. In the event that the Buyer receives a bona fide written offer (the "Offer"), to purchase such capital stock (the "Offered Shares") or assets (the "Offered Assets"), then the Buyer shall deliver to the Sellers written notice (the "Offer Notice") of the Offer, together with (i) a photocopy of the Offer, (ii) the name and address of the proposed transferee, and (iii) a written statement of all other facts material to an understanding of the Offer. The Sellers shall have the right (the "Right of First Refusal") to purchase all, but not less than all, of the Offered Shares or the Offered Assets, as the case may be, such right to be exercisable by giving written notice of acceptance (the "Acceptance Notice") to the Buyer within five days after receipt of the Offer Notice. If the Sellers elect to purchase all, but not less than all, of the Offered Shares or the Offered Assets, as the case may be, they shall be obligated to purchase, and the Buyer shall be obligated to sell to the Sellers, such Offered Shares (or to cause the Company to sell to the Sellers, such Offered Assets, as the case may be), at the price and terms indicated in the Offer Notice within 10 days from the date of delivery by the Sellers of the Acceptance Notice. The purchase by the Sellers shall be effected by delivery to the Sellers of either (x) a certificate or certificates evidencing the Offered Shares to be purchased by the respective Sellers, duly endorsed for transfer to the Sellers, against payment to the Buyer, of the purchase price therefor by the Sellers by certified check payable to the order of the Buyer or by wire transfer of immediately available funds to such account as may be specified by the Buyer, or (y) a bill of sale reasonably satisfactory to the Sellers sufficient to transfer good title to the Offered Assets, free of all encumbrances, to the Sellers (as tenants in common), against payment to the Company of the purchase price therefor by the Sellers by certified check payable to the order of the Company or by wire transfer of immediately available funds to such account as may be specified by the Company.

            (d) Repayment of Laurus Indebtedness. As a condition to the exercise by the Sellers of their rights under this Section 5.4, any agreement with the Sellers to repurchase any of the capital stock or assets of the Company must include an amount of cash, payable at closing, sufficient to make payment in full of the principal amount of outstanding indebtedness, together with interest and fees, owed to Laurus that Laurus had funded against such capital stock or assets.

            (e) Offset Against Purchase Price.

                  (i) Subject to the provisions of subsection (ii) below, the Sellers shall be permitted to deliver to the Buyer or the Company, as the case may be, in partial payment of, and as a credit against, the purchase price for any purchase made pursuant to Section 5.4(b) or 5.4(c), up to

      8,000,000 shares of the Buyer's common stock registered in the names of such Sellers, duly endorsed for transfer to the Buyer or the Company, as the case may be. Any such shares shall be credited against the purchase price at the rate of $.32 per share, irrespective of the fair market value of the Buyer's common stock at the time of the purchase.

                  (ii) Notwithstanding the foregoing, (x) no Seller shall be entitled any credit against the purchase price pursuant to the provisions of subsection (i) with respect to any shares of the Buyer's common stock which are then the subject of a pre-existing claim for damages under
      Article VI of this Agreement, and (y) the provisions of subsection (i) shall be null and void if the Buyer's Board of Directors reasonably concludes that its operation would be a breach of the fiduciary duties of such Board of Directors to the Buyer's shareholders and/or creditors other than Laurus.

            (f) Termination of Rights. The Sellers acknowledge and agree that all of their rights under this Section 5.4 shall immediately terminate upon delivery by Laurus of a Liquidation Notice, as such term is defined in Section 1 of the Laurus Agreement. Upon the delivery of a Liquidation Notice, the Sellers' rights with respect to any repurchase of the capital stock or assets of the Company shall be governed solely by the Laurus Agreement.

      Section 5.5 No Changes in Capital Stock. After the date of this Agreement, but prior to the Closing, the Company shall not issue any additional shares of its capital stock or any additional Options.

      Section 5.6 Responsibility for Filing Tax Returns. The Buyer shall prepare or caused to be prepared and file or caused to be filed all Tax Returns for the Company which are filed after the Closing Date.

      Section 5.7 Certain Advances. At any time after the execution of this Agreement by the parties (including by Sellers who collectively own not less than 90% of the total issued and outstanding capital stock of the Company) and prior to the Closing, the Buyer, upon the written request of the Company, shall advance the Company up to an aggregate of $175,000, which amount shall be available for use by the Company for general corporate purposes, including the
(i) reimbursement of up to $35,000 in travel and business expenses incurred personally by Bruce Boland and (ii) repayment of up to $52,000 in inventory advances made to the Company from Boland Family, L.L.C. Except as set forth in the preceding sentence, no portion of any such advances may be paid or otherwise advanced to any Seller or to any director or officer of the Company or to any of their respective affiliates. Any such advances shall bear interest at the rate of 8.0% per annum, and the Company shall repay to the Buyer all such advances, together with such interest, in single lump-sum payment on October 31, 2007. If, however, the Closing occurs prior to such date, then all interest accrued as of the Closing shall be forgiven and the outstanding principal balance shall be deemed to be an intercompany payable. If requested by the Buyer, the Company shall execute one or more promissory notes evidencing any such advance(s), any such note or notes to contain terms and conditions (including default provisions upon any bankruptcy, insolvency or similar event) not inconsistent with this
Section 5.7.

                                   ARTICLE VI

                                 INDEMNIFICATION

      Section 6.1 Indemnification by the Sellers (Severally and not Jointly). Each Seller shall, severally and not jointly, indemnify and hold harmless the Buyer and its successors and assigns, and its and their respective officers, directors, shareholders, employees and agents, against, and in respect of, any and all loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, tax, penalty, fine or expense, including, without limitation, reasonable legal, accounting, investigatory and any other expenses (collectively "Claims") which may arise out of any of the following:

            (a) The inaccuracy of any of the representations and warranties of such Seller set forth in Section 2.1;

            (b) Any breach or violation by such Seller of the covenants and agreements contained in this Agreement, the Seller Documents or any Schedule or Exhibit hereto or thereto; or

            (c) as provided in Section 4.5(b).

      Section 6.2 Indemnification by the Sellers (Jointly and Severally). The Sellers shall, jointly and severally, indemnify and hold harmless the Buyer and its successors and assigns, and its and their respective officers, directors, shareholders, employees and agents, against, and in respect of Claims which may arise out of any of the following:

            (a) Any actual or alleged Liability of the Company or of any Subsidiary other than Liabilities disclosed in Section 2.2(h) of the Disclosure Schedule;

            (b) Any misrepresentation or other breach or violation by the Company of the representations and warranties contained in this Agreement, the Seller Documents or any Schedule or Exhibit hereto or thereto;

            (c) The operation of the Business prior to the Closing (except for Claims arising from Liabilities disclosed in Section 2.2(h) of the Disclosure Schedule);

            (d) Any claim not covered by insurance that any service performed or any product manufactured, distributed or sold by the Company or any Subsidiary, or any of its predecessors, or its or their subsidiaries or Affiliates, was defective or noncompliant with any express or implied warranty without regard to the legal theory under which redress may be sought, i.e., tort, breach of contract or strict liability;

            (e) Any of the following conditions or occurrences relating to the environment: (i) any clean-up, corrective removal or remedial actions, or property damage arising out of any condition existing on or prior to the Closing Date; (ii) third party claims for personal injury where the exposure, incident or occurrence out of which the Claim arises occurred in whole or in part, on or prior to the Closing Date; (iii) fines or penalties on account of the ownership, use, condition or operation of any of the assets of the Company or of any of its Affiliates, at any time on or prior to the Closing Date; or (iv) any liability to modify, restore, change or improve any of the assets of the Company or of any Subsidiary as they exist on the Closing Date in order to effectuate compliance with any applicable environmental law or order; or

            (f) Any breach or violation by the Company of the covenants and agreements contained in this Agreement, the Seller Documents or any Schedule or Exhibit hereto or thereto.

      Section 6.3 Indemnification by the PlayTribe Sellers. In addition to the foregoing, and in addition to any right the Company may have under the PlayTribe Agreement, the PlayTribe Sellers shall, jointly and severally, indemnify and hold harmless the Buyer and its successors and assigns, and its and their respective officers, directors, shareholders, employees and agents, against, and in respect of Claims which may arise out of any misrepresentation or other breach or violation by the PlayTribe Sellers of any of the representations and warranties set forth in the PlayTribe Agreement which are incorporated into this Agreement by virtue of Section 2.2(c)(iii) hereof.

      Section 6.4 Indemnification by the Buyer. The Buyer shall indemnify and hold harmless the Sellers and their successors and assigns, against and in respect of, any and all Claims which may arise out of any of the following:

            (a) Any actual or alleged failure of the Company to discharge in a timely manner any of the Liabilities disclosed in Section 2.2(h) of the Disclosure Schedule;

            (b) Any misrepresentation or other breach or violation by the Buyer of the representations and warranties contained in this Agreement, the Buyer Documents or any Schedule or Exhibit hereto or thereto;

            (c) The operation of the Business from and after the Closing (except for Claims arising from Liabilities not disclosed in Section 2.2(h) of the Disclosure Schedule);

            (d) Any claim not covered by insurance that any service performed or any product manufactured, distributed or sold by the Buyer, or any of its subsidiaries or Affiliates, was defective or noncompliant with any express or implied warranty without regard to the legal theory under which redress may be sought, i.e., tort, breach of contract or strict liability;

            (e) Any of the following conditions or occurrences relating to the environment: (i) any clean-up, corrective removal or remedial actions, or property damage arising out of any condition existing after the Closing Date but not as of the Closing Date; (ii) third party claims for personal injury where the exposure, incident or occurrence out of which the Claim arises occurred after the Closing Date; (iii) fines or penalties on account of the ownership, use, condition or operation of any of the assets of the Company or any of the Subsidiaries by the Company or of any of its Affiliates, at any time from and after the Closing Date; or (iv) any liability to modify, restore, change or improve any of the assets of the Company or of any Subsidiary as they exist after the Closing Date in order to effectuate compliance with any applicable environmental law or order; or

            (f) Any breach or violation by the Buyer of the covenants and agreements contained in this Agreement, the Buyer Documents or any Schedule or Exhibit hereto or thereto.

      Section 6.5 Notice of Claim; Defense of Third Party Claims. If any party becomes aware of or receives notice of any Claim of a third party or the commencement of any third party action or proceeding with respect to which another party (singly or collectively, the "Indemnitor") is obligated to provide indemnification pursuant hereto, the party entitled to indemnification (the "Indemnitee") shall promptly give the Indemnitor notice thereof. Such notice shall not be a condition precedent to any liability of the Indemnitor under the provisions for indemnification contained in this Agreement, unless (and only to the extent that) failure to give such notice materially prejudices the rights of the Indemnitor with respect to such claims, actions, or proceedings. The Indemnitor may compromise or defend, at the Indemnitor's own expense, and by the Indemnitor's own counsel, any such matter involving the asserted liability of the Indemnitee; provided, however, that no such compromise or settlement shall be permitted hereunder unless, as a condition thereof, the Indemnitee is granted a complete release of any and all liability with respect to such matter by the person or party asserting such liability. If the Indemnitor elects not to compromise or defend such matter, then the Indemnitee, at the Indemnitor's expense and by the Indemnitee's own counsel, may defend such matter. In any event, the Indemnitee, the Indemnitor and the Indemnitor's counsel (and, if applicable, the Indemnitee's counsel) shall cooperate in the compromise of, or the defense against, any such asserted liability. If the Indemnitor chooses to defend any claim, the Indemnitee shall make available to the Indemnitor any books, records, or other documents within its control that are reasonably necessary or appropriate for such defense.

      Section 6.6 Limitation on Indemnification Obligations.

            (a) Each Seller shall be liable for Claims against such Seller pursuant to Section 6.1 indefinitely after the Closing Date without limitation.

            (b) The Sellers shall be liable for Claims asserted by the Buyer pursuant to Section 6.2 only if and to the extent that written notice of such Claims is delivered to the Sellers pursuant to Section 7.3 of this Agreement on or before the first anniversary of the Closing Date (the "Warranty Termination Date").

            (c) The PlayTribe Sellers shall be liable for Claims asserted by the Buyer pursuant to Section 6.3 only if and to the extent that written notice of such Claims is delivered to the PlayTribe Sellers pursuant to Section 7.3 of this Agreement on or before the Warranty Termination Date.

            (d) The Buyer shall be liable for Claims asserted by the Sellers pursuant to Section 6.4 only if and to the extent that written notice of such Claims is delivered to the Buyer pursuant to Section 7.3 of this Agreement on or before the Warranty Termination Date.

            (e) Notwithstanding the foregoing, no Indemnitee shall be entitled to indemnification under this Article VI for any Claim or Claims made under Sections 6.2, 6.3 or 6.4, other than Claims made under Section 6.2(f) or Section 6.4(f), as the case may be, unless and until all Claims for indemnification made by such Indemnitee shall exceed $50,000 in the aggregate (the "Deductible Amount"); provided, however, that if and when such Claims on a cumulative basis equal or exceed the Deductible Amount, the Indemnitee shall be shall be entitled to indemnification only for the portion of such Claims which exceeds the Deductible Amount).

      Section 6.7 Release of Escrow Shares to the Buyer. Subject only to the provisions of Section 6.6(d), upon the resolution of any Claim against the Sellers or the PlayTribe Sellers pursuant to Section 6.2 or 6.3, respectively, in favor of the Buyer, the Escrow Agent shall release to the Buyer, free and clear of the escrow created by the Escrow Agreement, and shall cause to be re-registered in the Buyer's name (or in the name of its assignee), all on the terms and conditions set forth in the Escrow Agreement, that number of Escrow Shares which shall equal the value of the Claim (or the portion thereof resolved in favor of the Buyer), divided by $.32 per share. The balance of the Escrow Shares Buyer shall continue to be held by the Escrow Agent pursuant to the Escrow Agreement. Any Escrow Shares released to the Buyer hereunder will be considered an adjustment to the consideration payable for the Welch Shares.

      Section 6.8 Release of Escrow Shares; Sole Source of Recovery. On the Warranty Termination Date, the Escrow Agent shall release to the Sellers the balance, if any, of the Escrow Shares not then the subject of any pending Claim, free and clear of the escrow created by the Escrow Agreement. Notwithstanding any provision of this Agreement to the contrary, (a) no Seller other than a PlayTribe Seller shall have any liability with respect to any Claims by the Buyer made under Section 6.3; (b) the sole source of indemnification and recovery with respect to any and all Claims made by the Buyer under Section 6.2 and Section 6.3 shall be the Escrow Shares, and no Seller shall have any liability beyond such Seller's Escrow Shares for any such Claims; and (c) the Buyer shall have no liability for Claims made by the Sellers under Section 6.4 in an amount in excess of $250,000 in the aggregate; provided, however, that, notwithstanding the foregoing, (x) nothing herein shall prohibit the Buyer from exercising any and all remedies which may be available to it under law or in equity for Claims arising under Section 6.1, regardless of whether such Claim arises before or after the Warranty Termination Date, and (y) nothing herein will limit the liability of any party to this Agreement if such party is determined by a court of competent jurisdiction to have committed fraud or material and intentional misrepresentation.

      Section 6.9 Mitigation. The parties agree to use reasonable efforts to mitigate claims under the indemnification provisions of Sections 6.2, 6.3 and 6.4.

                                   ARTICLE VII

                    GENERAL PROVISIONS; ADDITIONAL AGREEMENTS

      Section 7.1 Expenses. All costs and expenses incurred by any party hereto in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs. The Company shall not bear, directly or indirectly, any of the costs or expenses of the Sellers in connection with the preparation or negotiation of this Agreement, or of the consummation of the transactions contemplated hereby; provided, however, that the Company may pay or incur up to $3,000 in reasonable fees and expenses for a third party to evaluate the fairness of the transactions contemplated by this Agreement on behalf of the Sellers, and the Company may pay or incur up to $50,000 in reasonable professional fees and expenses in connection with the transactions contemplated by this Agreement. All such amounts shall be invoiced to the Company on or prior to the Closing Date and true and correct copies of such invoices shall be delivered to the Buyer prior to the Closing.

      Section 7.2 Survival of Representations, Warranties and Agreements. All representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing, regardless of any due diligence investigations by the parties prior to the Closing, subject only to the limitations set forth in Section 6.6(b), 6.6(c) or 6.6(c), as the case may be.

      Section 7.3 Notices. All notices, requests, demands, claims and other communications required or permitted to be given hereunder shall be in writing and shall be sent by (a) personal delivery (effective upon delivery), (b) facsimile (effective on the next day after transmission), (c) recognized overnight delivery (effective on the next day after delivery to the service) or
(d) registered or certified mail, return receipt requested and postage prepaid (effective on the third day after being so mailed), in each case addressed to the intended recipient as set forth below:

      If to the Buyer:

            GreenMan Technologies, Inc.
            7 Kimball Lane
            Lynnfield, Massachusetts 01940
            Attention: Mr. Charles E. Coppa
            Facsimile: (781) 224-0114

      With a copy (which shall not constitute notice) to:

            Morse, Barnes-Brown & Pendleton, P.C.
            Reservoir Place
            1601 Trapelo Road
            Waltham, Massachusetts 02451
            Attention: Carl F. Barnes
            Facsimile: (781) 622-5933

      If to the Sellers:

            To their respective addresses set forth on Exhibit A hereto

      With a copy (which shall not constitute notice) to:

            Dreher, Simpson and Jensen, P.C.
            604 Locust Street
            Suite 222
            Des Moines, Iowa 50309
            Attention: John M. Bouslog
            Facsimile: (505) 288-7718

Any party may change its address for receiving notices by giving written notice of such change to the other party in accordance with this Section 7.3.

      Section 7.4 Press Releases; Public Announcements. Upon the execution of this Agreement, the Buyer shall issue a press release with respect to the purchase of the Welch Shares and shall file a Current Report on Form 8-K with the Commission. The Buyer shall use its reasonable efforts to solicit the views of the Sellers with respect to the content of such press release and Current Report. The Sellers acknowledge, however, that such disclosures are required by law and that no Seller shall have any right to consent to such disclosures or to control the timing or content thereof. Neither the Company nor the Sellers shall issue any press release or make any public announcement concerning such matters without the prior written consent of the Buyer, which consent shall not be unreasonably withheld or delayed

      Section 7.5 Dispute Resolution.

            (a) Arbitration. Except as otherwise expressly provided herein, any dispute or controversy arising under or in connection with this Agreement will be settled by binding arbitration to be held in Des Moines, Iowa, in accordance with the expedited procedures of the Commercial Arbitration Rules ("Commercial Rules") of the American Arbitration Association (the "AAA") then in effect on the date the arbitration is initiated, by a single arbitrator to be selected by the AAA for arbitrators meeting the qualifications set forth herein and approved by the parties. The parties agree that the arbitrator selected must be a person with extensive knowledge and experience (at least seven years) in commercial transactions and the issue(s) submitted to arbitration hereunder.

                  (i) Discovery. Except as hereafter provided, discovery shall be at the discretion of the arbitrator and allowed only upon a showing of good cause. The arbitrator shall require the parties to comply with the requirements of Federal Rule of Civil Procedure 26(a)(1)(A), (B) and (C); Federal Rule of Civil Procedure 26(a)(2) (A) and (B); and Federal Rule of Civil Procedure 26(a)(3)(A), (B) and (C). The arbitrator shall permit as a matter of right the depositions of the parties and any expert witnesses to be taken. The arbitrator shall not allow more than one set of interrogatories limited in number to no more than 30, including subparts thereof.

                  (ii) Evidence. The formal rules of evidence shall not be applicable to the arbitration. Any relevant evidence, including hearsay to the extent it is determined by the arbitrator to be reliable, may be admitted by the arbitrator if it is the sort evidence upon which responsible persons are accustomed to rely in the conduct of serious business affairs, regardless of the admissibility of such evidence in a court of law.

                  (iii) Time Limits. The award shall be made by the arbitrator in writing on or before 30 days after final submission of all matters, or within such extended time, not exceeding an additional 30 days (60 days total) as the arbitrator may determine is necessary. The arbitrator shall serve a copy of the award on each party.

                  (iv) Scope of Arbitrator's Award. The arbitrator may only grant a remedy or relief that is within the scope of this Agreement. The arbitrator shall not award punitive, exemplary, incidental, consequential, indirect or special damages, and each party to this Agreement waives their respective right to recover such damages under any circumstances. In making an award, the arbitrator shall apply and follow the substantive laws of the Commonwealth of Massachusetts applicable to contracts and agreements made entirely in that State, without regard to conflict of laws principles, as they exist on the date the demand for arbitration is filed, and to the extent applicable, the Federal Arbitration Act; provided, however, that the procedural rules in the Commercial Rules and the evidentiary and discovery rules set forth in subsection 7.5(a)(i) shall be applied notwithstanding state or federal law to the contrary. Judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction. The fact that the dispute resolution procedures specified herein shall have been or may be invoked shall not excuse any party from performing its obligations under this Agreement, and during the pendency of any such procedure, all parties shall continue to perform their respective obligations in good faith, subject to any rights to terminate this Agreement that may be available to any party hereunder.

            (b) Relief. In the event litigation is maintained by a party to this Agreement against any other party to enforce an arbitration award rendered under
Section 7.5(a) or to seek specific performance of injunctive relief under any provision of this Agreement, then the party prevailing in such litigation shall be entitled to recover from the non-prevailing party reasonable attorneys' fees and costs of suit. Additionally, if either party brings any action for judicial relief (other than injunctive relief) in the first instance without pursuing arbitration prior thereto, the party bringing such action will be liable for and will immediately pay to the other party all of the other party's costs and expenses (including, without limitation, court costs and attorney fees) to stay or dismiss such judicial action and/or remove it to arbitration. The failure of any party to exercise any right granted hereunder shall not operate as a waiver of any of those rights.

            (c) Waiver of Jury Trial. If this Agreement is found to be not subject to arbitration, each party irrevocably agrees that all legal proceedings will be tried in a court of competent jurisdiction by a judge without a jury. Each party waives any right to a jury trial in any such proceeding and agrees to take, or not to take, such action as is appropriate to give effect to this provision.

            (d) Survival. The provisions of this Section 7.5 shall survive termination of this Agreement and the Closing indefinitely, notwithstanding anything contained in this Agreement to the contrary.

      Section 7.6 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall constitute one in the same instrument.

      Section 7.7 Amendment; Waiver. This Agreement may be amended, modified or supplemented by a writing signed by the parties against whom enforcement of any amendment is sought. Any party hereto may, by a written signed instrument, extend the time for or waive the performance of any of the obligations of any other party hereto or waive compliance by such other party with any of the covenants or conditions contained herein.

      Section 7.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties, and there are no agreements, understandings, restrictions, warranties, or representations between the parties other than those set forth or provided for in this Agreement relating to the subject matter hereof

      Section 7.9 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. Neither party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Sellers; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

      Section 7.10 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      Section 7.11 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

      Section 7.12 Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the Commonwealth of Massachusetts without regard to principles of conflicts of laws.

      Section 7.13 No Presumption. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

      Section 7.14 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

         [The remainder of this page has intentionally been left blank.]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal as of the date first written above.


THE BUYER:

GREENMAN TECHNOLOGIES, INC.


By: /s/ Lyle Jensen
    Lyle Jensen, President and C.E.O.

STATE OF IOWA, POLK COUNTY, SS:

      On this 1 day of October, 2007, before me, the undersigned, a Notary Public in and for said County and State, personally appeared Lyle Jensen, to be personally known, who being by me duly sworn, did say that he is the President and CEO of said corporation; that said instrument was signed on behalf of said corporation by authority of its Board of Directors; and that the said Lyle Jensen as such officer, acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it and by them voluntarily executed.


                                /s/ John Bouslog
                          NOTARY PUBLIC IN AND FOR THE
                                  STATE OF IOWA

THE COMPANY:

WELCH PRODUCTS, INC.


By:   /s/ Bruce Boland
      Bruce A. Boland, President


STATE OF IOWA, POLK COUNTY, SS:

      On this 27 day of Sept., 2007, before me, the undersigned, a Notary Public in and for said County and State, personally appeared Bruce A. Boland, to be personally known, who being by me duly sworn, did say that he is the President of said corporation; that said instrument was signed on behalf of said corporation by authority of its Board of Directors; and that the said Bruce A. Boland as such officer, acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it and by them voluntarily executed.


                                /s/ John Bouslog
                          NOTARY PUBLIC IN AND FOR THE
                                  STATE OF IOWA

THE SELLERS:

FIRST CONTINENTAL FINANCIAL, L.L.C.
                                                                      Initial if
                                                                      Accredited
                                                                        Investor


By: /s/ Bruce Boland                                                          BB
    Bruce A. Boland, Manager


STATE OF IOWA, POLK COUNTY, SS:

      On this 27 day of Sept., 2007, before me, the undersigned, a Notary Public in and for said County and State, personally appeared Bruce A. Boland, to be personally known, who being by me duly sworn, did say that he is the Manager of said limited liability company; that said instrument was signed on behalf of said limited liability company by authority of its Board of Directors; and that the said Bruce A. Boland as such officer, acknowledged the execution of said instrument to be the voluntary act and deed of said limited liability company by it and by them voluntarily executed.


                                /s/ John Bouslog
                          NOTARY PUBLIC IN AND FOR THE
                                  STATE OF IOWA

                                                                      Initial if
                                                                      Accredited
                                                                        Investor


/s/ Howard Block                                              __________________
Howard Block

STATE OF IOWA, POLK COUNTY, SS:

      On this 27 day of Sept., 2007, before me, a Notary Public in and for the State of Iowa, personally appeared Howard Block, to me known to be the same person described in and who executed the foregoing instrument, and acknowledged that he has executed the same as his voluntary act and deed.


                                /s/ John Bouslog
                          NOTARY PUBLIC IN AND FOR THE
                                  STATE OF IOWA

                                                                      Initial if
                                                                      Accredited
                                                                        Investor


/s/ Sue Block                                                 __________________
Sue Block

STATE OF IOWA, POLK COUNTY, SS:

      On this 27 day of Sept., 2007, before me, a Notary Public in and for the State of Iowa, personally appeared Sue Block, to me known to be the same person described in and who executed the foregoing instrument, and acknowledged that she has executed the same as her voluntary act and deed.


                                /s/ John Bouslog
                          NOTARY PUBLIC IN AND FOR THE
                                  STATE OF IOWA

                                                                      Initial if
                                                                      Accredited
                                                                        Investor


/s/ A. W. Bradley                                             __________________
Anthony Bradley

STATE OF IL, CALHOUN COUNTY, SS:

      On this 27 day of Sept., 2007, before me, a Notary Public in and for the State of IL, personally appeared Anthony Bradley, to me known to be the same person described in and who executed the foregoing instrument, and acknowledged that he has executed the same as his voluntary act and deed.


                               /s/ Carol Weishaar
                          NOTARY PUBLIC IN AND FOR THE
                                   STATE OF IL


[Notarial Seal]

                                                                      Initial if
                                                                      Accredited
                                                                        Investor


/s/ William O Welch                                           __________________
William O. Welch

STATE OF IOWA, POLK COUNTY, SS:

      On this 25 day of September, 2007, before me, a Notary Public in and for the State of Iowa, personally appeared William O. Welch, to me known to be the same person described in and who executed the foregoing instrument, and acknowledged that he has executed the same as his voluntary act and deed.


                                 /s/ Abby Gripp
                          NOTARY PUBLIC IN AND FOR THE
                                  STATE OF IOWA


[Notarial Seal]

                                                                      Initial if
                                                                      Accredited
                                                                        Investor


/s/ LaVern Holtorf                                            __________________
LaVern Holtorf

STATE OF IOWA, POLK COUNTY, SS:

      On this 1st day of Oct., 2007, before me, a Notary Public in and for the State of Iowa, personally appeared LaVern Holtorf, to me known to be the same person described in and who executed the foregoing instrument, and acknowledged that he has executed the same as his voluntary act and deed.


                             /s/ Allison E. Wallace
                          NOTARY PUBLIC IN AND FOR THE
                                  STATE OF IOWA


[Notarial Seal]

MODERN BUILDERS, INC.
                                                                      Initial if
                                                                      Accredited
                                                                        Investor


By:   /s/ Rick Stensland                                      __________________
      Rick Stensland, Its President

STATE OF IOWA, BREMER COUNTY, SS:

      On this 28th day of September, 2007, before me, the undersigned, a Notary Public in and for said County and State, personally appeared Richard Stensland, to be personally known, who being by me duly sworn, did say that he is the President of said corporation; that said instrument was signed on behalf of said corporation by authority of its Board of Directors; and that the said Richard Stensland as such officer, acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it and by them voluntarily executed.


                                  /s/ Ann Spurr
                          NOTARY PUBLIC IN AND FOR THE
                                  STATE OF IOWA


[Notarial Seal]

OLGLESBY CREATIVE GROUP, L.L.C.
                                                                      Initial if
                                                                      Accredited
                                                                        Investor


By: /s/ James A. Oglesby                                      __________________
    James A. Oglesby, Its President

STATE OF IOWA, POLK COUNTY, SS:

      On this 1st day of October, 2007, before me, the undersigned, a Notary Public in and for said County and State, personally appeared James Oglesby, to be personally known, who being by me duly sworn, did say that he is the Manager of said limited liability company; that said instrument was signed on behalf of said company by authority of its Board of Directors; and that the said ___________________ as such officer, acknowledged the execution of said instrument to be the voluntary act and deed of said company by it and by them voluntarily executed.


                             /s/ Allison E. Wallace
                          NOTARY PUBLIC IN AND FOR THE
                                  STATE OF IOWA

[Notarial Seal]

BOLAND FAMILY, L.L.C.
                                                                      Initial if
                                                                      Accredited
                                                                        Investor


By: /s/ Bruce A. Boland                                       __________________
    Bruce A. Boland, Manager


STATE OF IOWA, POLK COUNTY, SS:

      On this 27 day of Sept., 2007, before me, the undersigned, a Notary Public in and for said County and State, personally appeared Bruce A. Boland, to be personally known, who being by me duly sworn, did say that he is the Manager of said limited liability company; that said instrument was signed on behalf of said company by authority of its Board of Directors; and that the said Bruce A. Boland as such officer, acknowledged the execution of said instrument to be the voluntary act and deed of said company by it and by them voluntarily executed.


                                /s/ John Bouslog
                          NOTARY PUBLIC IN AND FOR THE
                                  STATE OF IOWA

RTN INVESCO, L.C.
                                                                      Initial if
                                                                      Accredited
                                                                        Investor


By: /s/ Robert L. Ricks                                       __________________
    Robert L. Nicks, Its Manager


STATE OF MISSOURI, PUTNAM COUNTY, SS:

      On this 26th day of September, 2007, before me, the undersigned, a Notary Public in and for said County and State, personally appeared Robert L. Nicks, to be personally known, who being by me duly sworn, did say that he is the Manager of said limited liability company; that said instrument was signed on behalf of said company by authority of its Board of Directors; and that the said Robert L. Nicks as such officer, acknowledged the execution of said instrument to be the voluntary act and deed of said company by it and by them voluntarily executed.


                              /s/ Lori J. O'Reilly
                          NOTARY PUBLIC IN AND FOR THE
                                STATE OF MISSOURI


[Notarial Seal]

TREVA J. NICKS TRUST:
                                                                      Initial if
                                                                      Accredited
                                                                        Investor

By: /s/ Treva J. Nicks                                        __________________
    Treva J. Nicks, Trustee

STATE OF MISSOURI, PUTNAM COUNTY, SS:

      On this 26th day of September, 2007, before me, a Notary Public in and for the State of Missouri, personally appeared Treva J. Nicks, to me known to be known to be the identical person named in and who executed the foregoing instrument, and acknowledged that the person, as the fiduciary, executed the instrument as the voluntary act and deed of the person and of the fiduciary.


                              /s/ Lori J. O'Reilly
                          NOTARY PUBLIC IN AND FOR THE
                                STATE OF MISSOURI


[Notarial Seal]

                                                                      Initial if
                                                                      Accredited
                                                                        Investor


/s/ Larry Kriegh                                              __________________
Larry Kriegh

STATE OF IOWA, POLK COUNTY, SS:

      On this 27 day of September, 2007, before me, a Notary Public in and for the State of Iowa, personally appeared Larry Kriegh, to me known to be the same person described in and who executed the foregoing instrument, and acknowledged that he has executed the same as his voluntary act and deed.


                                 /s/ Margo Bosch
                          NOTARY PUBLIC IN AND FOR THE
                                  STATE OF IOWA

[Notarial Seal]

BRUCE A. BOLAND TRUST:
                                                                      Initial if
                                                                      Accredited
                                                                        Investor

By: /s/ Bruce A. Boland                                       __________________
    Bruce A. Boland, Trustee

STATE OF IOWA, POLK COUNTY, SS:

      On this 27 day of Sept., 2007, before me, a Notary Public in and for the State of Iowa, personally appeared Bruce A. Boland, to me known to be known to be the identical person named in and who executed the foregoing instrument, and acknowledged that the person, as the fiduciary, executed the instrument as the voluntary act and deed of the person and of the fiduciary.


                                /s/ John Bouslog
                          NOTARY PUBLIC IN AND FOR THE
                                  STATE OF IOWA

THERESA M.E. BOLAND TRUST:
                                                                      Initial if
                                                                      Accredited
                                                                        Investor


By: /s/ Theresa M.E. Boland                                              9/28/07
    Theresa M.E. Boland, Trustee

STATE OF IOWA, POLK COUNTY, SS:

      On this 28th day of September, 2007, before me, a Notary Public in and for the State of Iowa, personally appeared Theresa M.E. Boland, to me known to be known to be the identical person named in and who executed the foregoing instrument, and acknowledged that the person, as the fiduciary, executed the instrument as the voluntary act and deed of the person and of the fiduciary.


                              /s/ Michael Thibodeau
                          NOTARY PUBLIC IN AND FOR THE
                                  STATE OF IOWA

[Notarial Seal]

QTIP TRUST B OF THE
BROWN FAMILY TRUST DATED
APRIL 5, 1999:
                                                                      Initial if
                                                                      Accredited
                                                                        Investor


By: /s/ Marjorie M. Brown                                     __________________
    Marjorie M. Brown, Trustee

STATE OF ARIZONA, MARICOPA COUNTY, SS:

      On this 27th day of September, 2007, before me, a Notary Public in and for the State of Iowa, personally appeared Marjorie M. Brown, to me known to be known to be the identical person named in and who executed the foregoing instrument, and acknowledged that the person, as the fiduciary, executed the instrument as the voluntary act and deed of the person and of the fiduciary.


                            /s/ Frances V. Rougemont
                          NOTARY PUBLIC IN AND FOR THE
                                STATE OF ARIZONA

[Notarial Seal]

                                                                      Initial if
                                                                      Accredited
                                                                        Investor


/s/ Matthew C. DeBasio                                                    MCD
Matthew C. DeBasio

STATE OF MISSOURI, JACKSON COUNTY, SS:

      On this 2nd day of October, 2007, before me, a Notary
Public in and for the State of Missouri, personally appeared Matthew C. DeBasio, to me known to be the same person described in and who executed the foregoing instrument, and acknowledged that he has executed the same as his voluntary act and deed.


                                /s/ Jo E. Hoglund
                          NOTARY PUBLIC IN AND FOR THE
                                STATE OF MISSOURI

[Notarial Seal]

                                                                      Initial if
                                                                      Accredited
                                                                        Investor


/s/ Richard E. Bethay                                         __________________
Richard E. Bethay

STATE OF MISSOURI, JACKSON COUNTY, SS:

      On this 26th day of September, 2007, before me, a Notary Public in and for the State of MO, personally appeared Richard E. Bethay, to me known to be the same person described in and who executed the foregoing instrument, and acknowledged that he has executed the same as his voluntary act and deed.


                              /s/ Brenda K. Hoffman
                          NOTARY PUBLIC IN AND FOR THE
                                STATE OF MISSOURI


[Notarial Seal]

                                                                      Initial if
                                                                      Accredited
                                                                        Investor


/s/ Michael Cartwright                                        __________________
Michael Cartwright

STATE OF MO, JACKSON COUNTY, SS:

      On this 25th day of September, 2007, before me, a Notary Public in and for the State of MO, personally appeared Michael Cartwright, to me known to be the same person described in and who executed the foregoing instrument, and acknowledged that he has executed the same as his voluntary act and deed.


                                 /s/ Gayla Rose
                          NOTARY PUBLIC IN AND FOR THE
                                   STATE OF MO


[Notarial Seal]

/s/ James A. Polsinelli
James A. Polsinelli,
Successor Trustee of the
Thomas A. Cartwright Trust
dated April 30, 1991, as amended

STATE OF MISSOURI, JACKSON COUNTY, SS:

      On this 4th day of October, 2007, before me, a Notary Public in and for the State of Missouri, personally appeared James A. Polsinelli, Successor Trustee of the Thomas A. Cartwright Trust dated April 30, 1991, as amended, to me known to be the same person described in and who executed the foregoing instrument, and acknowledged that he has executed the same as his voluntary act and deed.


                               /s/ Kim L. Ashurst
                          NOTARY PUBLIC IN AND FOR THE
                                STATE OF MISSOURI


[Notarial Seal]

                                                                      Initial if
                                                                      Accredited
                                                                        Investor


/s/ William F. Gremmels                                                   WFG
William F. Gremmels

STATE OF KANSAS, JOHNSON COUNTY, SS:

      On this 25 day of Sept., 2007, before me, a Notary Public in and for the State of KS, personally appeared William F. Gremmels, to me known to be the same person described in and who executed the foregoing instrument, and acknowledged that he has executed the same as his voluntary act and deed.


                              /s/ Sandra K. Ratliff
                          NOTARY PUBLIC IN AND FOR THE
                                   STATE OF KS


[Notarial Seal]

                                                                      Initial if
                                                                      Accredited
                                                                        Investor


/s/ Steven R. Spencer                                         __________________
Steven R. Spencer

STATE OF MISSOURI, CLAY COUNTY, SS:

      On this 26th day of Sept., 2007, before me, a Notary Public in and for the State of Missouri, personally appeared Steven R. Spencer, to me known to be the same person described in and who executed the foregoing instrument, and acknowledged that he has executed the same as his voluntary act and deed.


                             /s/ Paula R. Sweetwood
                          NOTARY PUBLIC IN AND FOR THE
                                STATE OF MISSOURI


[Notarial Seal]

SPENCER FAMILY TRUST:
                                                                      Initial if
                                                                      Accredited
                                                                        Investor


By: /s/ Steven R. Spencer, trustee                            __________________
    Steven R. Spencer, Trustee


STATE OF MISSOURI, CLAY COUNTY, SS:

      On this 26th day of Sept., 2007, before me, a Notary Public in and for the State of Missouri, personally appeared Steven R. Spencer, to me known to be known to be the identical person named in and who executed the foregoing instrument, and acknowledged that the person, as the fiduciary, executed the instrument as the voluntary act and deed of the person and of the fiduciary.


                             /s/ Paula R. Sweetwood
                          NOTARY PUBLIC IN AND FOR THE
                                STATE OF MISSOURI


[Notarial Seal]

                                                                      Initial if
                                                                      Accredited
                                                                        Investor


/s/ Timothy Mahoney                                           __________________
Timothy Mahoney

STATE OF ILLINOIS, MCHENRY COUNTY, SS:

      On this 27th day of September, 2007, before me, a Notary Public in and for the State of Illinois, personally appeared Timothy Mahoney, to me known to be the same person described in and who executed the foregoing instrument, and acknowledged that he has executed the same as his voluntary act and deed.


                              /s/ Donald S. Crocket
                          NOTARY PUBLIC IN AND FOR THE
                                STATE OF ILLINOIS


[Notarial Seal]

                                                                      Initial if
                                                                      Accredited
                                                                        Investor


/s/ John W. Brown                                                       JB
John W. Brown

STATE OF IOWA, POLK COUNTY, SS:

      On this 27 day of Sept., 2007, before me, a Notary Public in and for the State of Iowa, personally appeared John W. Brown, to me known to be the same person described in and who executed the foregoing instrument, and acknowledged that he has executed the same as his voluntary act and deed.


                                /s/ John Bouslog
                          NOTARY PUBLIC IN AND FOR THE
                                  STATE OF IOWA

                                                                      Initial if
                                                                      Accredited
                                                                        Investor


/s/ Bruce A. Boland                                           __________________
Bruce A. Boland

STATE OF IOWA, POLK COUNTY, SS:

      On this 27 day of Sept., 2007, before me, a Notary Public in and for the State of Iowa, personally appeared Bruce A. Boland, to me known to be the same person described in and who executed the foregoing instrument, and acknowledged that he has executed the same as his voluntary act and deed.


                                /s/ John Bouslog
                          NOTARY PUBLIC IN AND FOR THE
                                  STATE OF IOWA

ROBERT L. NICKS TRUST:
                                                                      Initial if
                                                                      Accredited
                                                                        Investor


By: /s/ Robert L. Nicks                                       __________________
    Robert L. Nicks, Trustee

STATE OF MISSOURI, PUTNAM COUNTY, SS:

      On this 26th day of September, 2007, before me, a Notary Public in and for the State of Iowa, personally appeared Robert L. Nicks, to me known to be known to be the identical person named in and who executed the foregoing instrument, and acknowledged that the person, as the fiduciary, executed the instrument as the voluntary act and deed of the person and of the fiduciary.


                              /s/ Lori J. O'Reilly
                          NOTARY PUBLIC IN AND FOR THE
                                STATE OF MISSOURI


[Notarial Seal]

                                                                      Initial if
                                                                      Accredited
                                                                        Investor


/s/ Johnnie Carpenter, Jr.                                    __________________
Johnnie Carpenter, Jr.

STATE OF IOWA, POLK COUNTY, SS:

      On this 26 day of September, 2007, before me, a Notary Public in and for the State of Iowa, personally appeared Johnnie Carpenter, Jr., to me known to be the same person described in and who executed the foregoing instrument, and acknowledged that he has executed the same as his voluntary act and deed.


                                /s/ John Bouslog
                          NOTARY PUBLIC IN AND FOR THE
                                  STATE OF IOWA

                                                                      Initial if
                                                                      Accredited
                                                                        Investor


/s/ Cecil William Truman, Jr.                                 __________________
Cecil William Truman, Jr.

STATE OF IOWA, POLK COUNTY, SS:

      On this 9/28/07 day of Sept., 2007, before me, a Notary Public in and for the State of Iowa, personally appeared Cecil William Truman, Jr., to me known to be the same person described in and who executed the foregoing instrument, and acknowledged that he has executed the same as his voluntary act and deed.


                                /s/ John Bouslog
                          NOTARY PUBLIC IN AND FOR THE
                                  STATE OF IOWA

                                                                      Initial if
                                                                      Accredited
                                                                        Investor


/s/ Daniel P. Welch                                           __________________
Daniel P. Welch

STATE OF IOWA, POLK COUNTY, SS:

      On this 29 day of September, 2007, before me, a Notary Public in and for the State of Iowa, personally appeared Daniel P. Welch, to me known to be the same person described in and who executed the foregoing instrument, and acknowledged that he has executed the same as his voluntary act and deed.


                             /s/ Teresa M. Burriola
                          NOTARY PUBLIC IN AND FOR THE
                                  STATE OF IOWA


[Notarial Seal]

QUEST CAPITAL ALLIANCE II, L.L.C.
                                                                      Initial if
                                                                      Accredited
                                                                        Investor

By: /s/ Steven W. Fox                                                     SWF
    Steven W. Fox, General Manager


STATE OF MISSOURI, GREENE COUNTY, SS:

      On this 27th day of September, 2007, before me, the undersigned, a Notary Public in and for said County and State, personally appeared Steven W. Fox, to be personally known, who being by me duly sworn, did say that he is the General Manager of said limited liability company; that said instrument was signed on behalf of said limited liability company by authority of its Board of Directors; and that the said Steven W. Fox as such officer, acknowledged the execution of said instrument to be the voluntary act and deed of said limited liability company by it and by them voluntarily executed.


                                /s/ Linda McHaney
                          NOTARY PUBLIC IN AND FOR THE
                                STATE OF MISSOURI


[Notarial Seal]

                                                                      Initial if
                                                                      Accredited
                                                                        Investor


/s/ Kwai Ying Kan                                                       KYK
Kwai Ying Kan

STATE OF IOWA, POLK COUNTY, SS:

      On this ___________ day of ___________________, 2007, before me, a Notary
Public in and for the State of Iowa, personally appeared Kwai Ying Kan, to me known to be the same person described in and who executed the foregoing instrument, and acknowledged that he has executed the same as his voluntary act and deed.


                                    __________________________________________
                                          NOTARY PUBLIC IN AND FOR THE
                                                STATE OF IOWA

                                                                      Initial if
                                                                      Accredited
                                                                        Investor


/s/ Ernest E. Knight                                          __________________
Ernest E. Knight

STATE OF MISSOURI, ST. LOUIS COUNTY, SS:

      On this 27th day of September, 2007, before me, a Notary Public in and for the State of Missouri, personally appeared Ernest E. Knight, to me known to be the same person described in and who executed the foregoing instrument, and acknowledged that he has executed the same as his voluntary act and deed.


                            /s/ Jessica L. Culbertson
                          NOTARY PUBLIC IN AND FOR THE
                                STATE OF MISSOURI


[Notarial Seal]

                                                                      Initial if
                                                                      Accredited
                                                                        Investor


/s/ Larry D. Moody                                            __________________
Larry D. Moody

STATE OF MISSOURI, TANEY COUNTY, SS:

      On this 28th day of September, 2007, before me, a Notary Public in and for the State of Missouri, personally appeared Larry D. Moody, to me known to be the same person described in and who executed the foregoing instrument, and acknowledged that he has executed the same as his voluntary act and deed.


                               /s/ Donna Lassiter
                          NOTARY PUBLIC IN AND FOR THE
                                STATE OF MISSOURI


[Notarial Seal]